UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective December 31, 2009, PharMerica Corporation (the “Company”), through a wholly-owned subsidiary, acquired all of the membership interests in Integrity Pharmacy Services, LLC (“IPS”), and Integrity Medical Supplies, LLC (“IMS” and together with IPS, “Integrity”), from RBW Enterprise LP, a Delaware limited partnership, Selway Investments LP, a Delaware limited partnership, Brian D. Echard, Brooke C. Madonna, as Trustee for Biscuits I Trust, and Brooke C. Madonna, as Trustee for The Charry Trust (collectively, the “Sellers”), for $38.0 million in cash plus $3.3 million to pay off outstanding promissory notes to the Sellers.

On January 4, 2010, the Company issued a press release announcing the completion of its acquisition of Integrity. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed by this Item will be filed with the SEC under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: January 4, 2010	By:	/S/ THOMAS A. CANERIS
Thomas A. Caneris
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated January 4, 2010.